UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 19, 2012

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

77 East King Street, P.O. Box 250, Shippensburg, Pennsylvania	17257
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(717) 532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on November 19, 2012, the Board of Directors (the “Board“) of Orrstown Financial Services, Inc. (the “Company”) amended Article III, Section 3 of its Bylaws to add Sections 3-12 to 3-16, which provide for certain director eligibility requirements (collectively, the “Amendments”).  Each member of the Board of Directors the Company elected after effectiveness of the Amendments must maintain a permanent primary residence within 50 miles of the Company's administrative office in Shippensburg, Pennsylvania.  In addition, all directors must now hold at least 3,500 shares of the Company's common stock.  The Amendments also provide that no director of the Company may serve as a management official of another depository institution or depository holding company until the end of his or her term as a Company director.  In addition, the Amendments make any person ineligible to serve as a director of the Company that: (a) is under indictment or has been convicted of a crime involving a breach of trust with a penalty of imprisonment for more than one year; (b) has been issued within the past 10 years a non-appealable cease and desist order by a federal or state bank regulatory agency related to conduct involving dishonesty or breach of trust; (c) has been found guilty in a final decision, either by any federal or state regulatory agency of: (i) committing a willful violation of any law governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency, or (ii) breaching a fiduciary duty involving personal profit; or (d) has been nominated by someone who is ineligible to serve as a director of the Company under requirements (a)-(c) listed above.  In addition, the Amendments add a provision limiting the age of members of the Board to 75 years, provided that any director who reaches such age during his or her term of office may continue to serve on the Board until the expiration of such term.  Previously, the Company's Bylaws did not address such eligibility requirements.   A copy of the Company's Amended and Restated Bylaws is attached as Exhibit 3.1 to this Report.

Item 7.01.     Regulation FD Disclosure.

The Company will hold its 2013 annual meeting of shareholders (the “Annual Meeting”) to elect directors on April 30, 2013.

As is the typical practice, the Board plans to use a WHITE proxy card to solicit the vote of its shareholders at the Annual Meeting, which will be mailed to shareholders of record as of the record date for the Annual Meeting.  The Company will announce the location, time and record date for the Annual Meeting at a later time.

Important Information.

This Form 8-K may be deemed to contain solicitation material in respect of the solicitation of proxies from the Company's shareholders in connection with the Annual Meeting.  The Company plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its shareholders a proxy statement in connection with the Annual Meeting (the “Annual Meeting Proxy”).  SHAREHOLDERS ARE URGED TO READ THE ANNUAL MEETING PROXY AND ANY AND ALL SUPPLEMENTS AND AMENDMENTS THERETO WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Shareholders may obtain a free copy of the Annual Meeting Proxy and other documents that the Company files with the SEC (when available) at the SEC’s website at

www.sec.gov. The Annual Meeting Proxy and these other documents may also be obtained upon request addressed to the Secretary of the Company at 77 East King Street, P. O. Box 250, Shippensburg, Pennsylvania.

Certain Information Concerning Solicitation Participants.

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of the Company’s shareholders in connection with the Annual Meeting. Shareholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s proxy statement related to its 2012 annual meeting of shareholders, filed with the SEC on March 30, 2012 and on Forms 3 and 4, which are currently on file with the SEC.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                           Description

 3.1                                Amended and Restated Bylaws, dated November 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.
Date: November 19, 2012	By:	/s/ Thomas R. Quinn, Jr.
Thomas R. Quinn, Jr. President and Chief Executive Officer (Duly Authorized Representative)